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                                                                   Exhibit 10.29

                    CONTRACT MODIFICATION AGREEMENT NO. 2 TO
                           MEDICAL SERVICES AGREEMENT
                      BETWEEN COMMONWEALTH OF PENNSYLVANIA,
                            DEPARTMENT OF CORRECTIONS
                        AND PRISON HEALTH SERVICES, INC.

     This Modification No. 2 ("Modification") to the Medical Services Agreement Between Commonwealth of Pennsylvania, Department of Corrections and Prison Health Services, Inc. ("Contract") is made this 28th day of October, 2005, by and between the Commonwealth of Pennsylvania, Department of Corrections ("Department") and Prison Health Services, Inc. ("PHS").

     WHEREAS, the Department and PHS are parties to the Contract which went into effect on September 1, 2003; and

     WHEREAS, under the Contract PHS delivers general health care and specialized medical services to inmates in the custody of the Department; and

     WHEREAS, the Attachment Four, Supplemental Provisions, is part of the Contract; and

     WHEREAS, Section 10 of Attachment Four has a provision concerning Outside Medical Service Cap settlements, and

     WHEREAS, since the Contract took effect a dispute has arisen between the Department and PHS over the meaning and timing of the Outside Medical Services Cap settlements; and

     WHEREAS, the Department and PHS recognize that there are ambiguities in the meaning and timing of the Outside Medical Services Cap settlements language in Attachment Four referred to above; and

     WHEREAS, this dispute could result in litigation between the Department and PHS over the meaning of the timing of Outside Medical Services Cap settlements in Attachment Four; and

     WHEREAS, the Department and PHS prefer and intend to resolve their dispute over the meaning and timing of Outside Medical Services Cap settlements in Attachment Four referred to above through an agreement rather than litigation; and

     WHEREAS, the Department and PHS through a modification of the Contract seek an interpretation of Attachment Four that is acceptable to both parties and provides a clarification of the ambiguities; and

     WHEREAS, the PHS Pricing Proposal, Attachment #3, is part of the Contract; and

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     WHEREAS, the Department also seeks a change in the annual increase provisions of Section I of Attachment #3 as part of the Commonwealth effort to reduce costs; and

     WHEREAS, PHS is agreeable to a change in Section I of Attachment #3 to assist in the Commonwealth's cost control efforts;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and the considerations identified herein, and intending to be legally bound, the Department and PHS agree as follows:

     1. This Modification serves as a clarification of the Outside Medical Services Cap settlement provisions of the Contract, in particular Section 10 of Attachment Four.

     2. Contract year-to-date cost settlements of the Outside Medical Services Cap will be made on an accrual basis at the conclusion of each contract quarter. The first quarterly pro rated cap will be one fourth of PHS' full yearly responsibility for Outside Medical Services expenses. Additional expenses above this amount will be pro rated between the parties on a 50/50 cost sharing basis up to one fourth of the shared cost amount stated in the Contract. Corrections will be responsible for 100% of the quarterly Outside Medical Services expenses in excess of the sum of both maximums stated above. Corrections will reimburse PHS within 45 days of receipt of quarterly documentation supporting expenditures for Outside Medical Services. For each subsequent quarter, PHS will consider the sum of all previous quarters in the then current contract year plus the current quarter's maximum PHS Outside Medical Services liability total for all quarterly expenses actually incurred less the amount previously paid by the Commonwealth to determine the amount due PHS for that quarter or the amount to be returned to the Commonwealth. A final settlement using the actual amounts paid by PHS for Outside Medical Services that takes into account the impact of all 4 quarterly settlements will occur within 180 days of the end of each contract year.

     3. PHS will include dialysis treatment costs for services previously provided at SCI Graterford and transferred to SCI Laurel Highlands as eligible costs toward the Outside Medical Services Cap. This includes one-time equipment purchases and ongoing operational costs to operate the program. It does not include staffing costs, which are covered in the PHS base monthly fees. Costs will be reported in the months incurred in the same manner as other costs are reported for Outside Medical Services.

     4. This Modification also serves to change the future year annual cost adjustments to the Contract. For contract year 3 (September 1, 2005 to August 31, 2006), the scheduled annual increase will be applied, effective September 1, 2005, as per the existing Contract terms. Beginning January 1, 2006 and continuing through August 31, 2006, PHS will reduce its monthly base fees to the Department by $62,500, resulting in a total base fee reduction of $500,000 for the contract year.


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     5. In calculating the new base fees for contract year 4 (September 1, 2006 to August 31, 2007), the annual increase will be applied to the contract year 3 base fees net of the $500,000 discussed in Item #4.

     6. The annual increase to base fees and respective aggregate cap specified in the Contract for contract years beginning September 1, 2006 and September 1, 2007 would be modified to refer to the trailing twelve month percentage change in the Health Services component of the Employment Cost Index for Total Compensation for Private Industry Workers, by Industry and Occupational Group, for the most recent quarter prior to the start of the contract years, as published by the United States Department of Labor - Bureau of Labor Statistics.

     7. Except as specifically modified herein, all other terms and conditions of the Contract shall remain unchanged and in full force and effect.


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         IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto subscribe their names to this instrument.

PRISON HEALTH SERVICES, INC.            COMMONWEALTH OF PENNSYLVANIA
                                        DEPARTMENT OF CORRECTIONS


/s/ Trey Hartman                        /s/ Jeffrey A. Beard
-------------------------------------   ----------------------------------------
By: Trey Hartman                        By: Jeffrey A. Beard, PhD.
    President                               Secretary

Date: September 13, 2005                Date: September 15, 2005


/s/ Andrew L. Schwarcz
-------------------------------------
By: Andrew L. Schwarcz
    Secretary

Date: September 13, 2005


/s/ Joan R. McIntosh                    Date: October 26, 2005
-------------------------------------
Comptroller's Office

Approved for Form and Legality:


/s/ Illegible                           Date: September 22, 2005
-------------------------------------
Office of Chief Counsel
Pennsylvania Department of
Corrections


/s/ Illegible                           Date: October 4, 2005
-------------------------------------
Office of General Counsel


/s/ Illegible                           Date: ___________________
-------------------------------------
Office of Attorney General


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